As filed with the Securities and Exchange Commission on August 9, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 CSX CORPORATION
             (Exact name of registrant as specified in its charter)

          COMMONWEALTH OF VIRGINIA                      62-1051971
        (State or other jurisdiction     (I.R.S. Employer Identification Number)
      of incorporation or organization)

                                ONE JAMES CENTER
                              901 EAST CARY STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 782-1400
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                           CSX OMNIBUS INCENTIVE PLAN
                            (Full title of the Plan)


                              ALAN A. RUDNICK, ESQ.
                         VICE PRESIDENT-GENERAL COUNSEL
                             AND CORPORATE SECRETARY
                                 CSX CORPORATION
                                ONE JAMES CENTER
                              901 EAST CARY STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 783-1400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------

                                       Amount to be            Proposed Maximum           Proposed Maximum            Amount of
Title of Securities to be Registered    Registered         Offering Price Per Share   Aggregate Offering Price    Registration Fee


----------------------------------------------------------------------------------------------------------------------------------

Common Stock, $1.00 par
value per share........                 6,000,000 (1)(2)   $25.1875 (3)              $151,125,000(3)              $39,897
----------------------------------------------------------------------------------------------------------------------------------

Rights to Purchase Series
B Junior Participating
Preferred Stock, no par                 6,000,000 rights       N/A                        N/A                       N/A
value (4)..............
----------------------------------------------------------------------------------------------------------------------------------

-----------------
(1) The number of shares being registered represents shares of Common Stock of CSX Corporation (the "Company") authorized and reserved for issuance under the CSX Omnibus Incentive Plan.
(2) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(3) Estimated pursuant to Rule 457(c) solely for purposes of calculating the registration fee. Based on the average of the high and low prices for the Common Stock reported in the consolidated reporting system of the New York Stock Exchange on August 1, 2000.
(4) The Rights are to be attached to and trade with the shares of the Company's Common Stock. Value attributable to the Rights, if any, will be reflected in the market price of the Company's Common Stock.

INTRODUCTION

    This Registration Statement on Form S-8 is filed by CSX Corporation, a Virginia corporation (the "Company" or the "Registrant"), relating to 6,000,000 shares of its common stock, par value $1.00 per share (the "Common Stock") (including the related rights (the "Rights") to purchase the Company's Series B Junior Participating Preferred Stock, no par value) issuable to eligible employees of the Company under the CSX Omnibus Incentive Plan (the "Plan").


Part I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information
         ----------------

    Not required to be filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information
         -----------------------------------------------------------

    Not required to be filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.


PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

    The following documents filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement:

    (a) The Company's Annual Report on Form 10-K (File No. 1-8022) for the fiscal year ended December 31, 1999.

    (b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Company's annual report referred to in
        (a) above.

    (c) The description of:

        (i) the Common Stock, contained in the Company's Registration Statement on Form 8-B (File No. 1-8022)filed on September 25, 1980 under
             Section 12 of the Exchange Act; and

        (ii) the Rights, contained in the Company's Registration Statement on Form 8-A (File No. 1-8022) filed with the Commission on May 29, 1998 under Section 12(b) of the Exchange Act and Form 8-A/A (File No. 1-8022) filed with the Commission on June 28, 2000 under Section 12(b) of the Exchange Act.

    Each document or report subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document or report incorporated into this Registration Statement by reference shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4.  Description of Securities
         -------------------------

    Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

    Ellen M. Fitzsimmons, General Counsel-Corporate of the Company, has passed upon the validity of the Common Stock and Rights being registered under this Registration Statement. Ms. Fitzsimmons is paid a salary by the Company, is a participant in various employee benefit plans offered to employees of the Company generally, and owns and has options to purchase shares of Common Stock.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

    Article 10 of the Virginia Stock Corporation Act allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his or her conduct was unlawful. Article 9 of the Virginia Stock Corporation Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law.

    Article VII of the Company's Amended and Restated Articles of Incorporation provides for mandatory indemnification of any director or officer of the Company who is, was or is threatened to be made a party to any proceeding (including any proceeding by or on behalf of the Company) by reason of the fact that he or she is or was a director or officer of the Company against all liabilities and reasonable expenses incurred in the proceeding, except such liabilities and expenses as are incurred because of such director's or officer's willful misconduct or knowing violation of the criminal law.

    The Company's Amended and Restated Articles of Incorporation also provide that in every instance permitted under Virginia corporate law in effect from time to time, the liability of a director or officer of the Company to the Company or its shareholders arising out of a single transaction, occurrence or course of conduct shall be limited to one dollar.

    The  Company  maintains   standard  policies  of  officers'  and  directors'
liability insurance.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

    Not Applicable.

Item 8.  Exhibits

    Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

    Exhibit No.
    -----------

      4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Form 10-Q (File No. 1-8022) for the fiscal quarter ended June 30, 2000).

      4.2 By-Laws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Company's Form 10-K (File No. 1-8022) for the fiscal year ended December 31, 1999).

4.3 Rights Agreement, dated as of May 29, 1998 (the "Rights Agreement"), between CSX and Harris Trust Company of New York, as Rights Agent, (incorporated by reference to Exhibit 99.1 to the Company's Registration on Form 8-A (File No. 1-8022) filed May 29, 1998).

4.4 Amendment No. 1 to the Rights Agreement, dated as of June 27, 2000, between CSX and Harris Trust Company of New York, as Rights Agent, (incorporated by reference to Exhibit 3 to the Company's Registration on Form 8-A/A (File No. 1-8022) filed June 28, 2000).

5          Opinion    and   Consent   of   Ellen   M.    Fitzsimmons,    General
           Counsel-Corporate of the Company, as to the validity of the Common Stock and Rights offered hereunder.

23.1 Consent of Ellen M. Fitzsimmons, General Counsel-Corporate of the Company included in the opinion filed as Exhibit 5 hereto.

23.2       Consent of Ernst & Young LLP, independent auditors.

23.3       Consent of Ernst & Young LLP and KPMG LLP, independent auditors.

23.4       Consent of PricewaterhouseCoopers LLP, independent accountants.

24         Power of Attorney.

99 CSX Omnibus Incentive Plan (incorporated by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule 14A (File No. 1-8022) filed March 17, 2000)


Item 9.  Undertakings
         ------------

      (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

         (iii) To include any material  information with respect to the plan of
               distribution   not  previously   disclosed  in  the  Registration
               Statement or any material change to such information in the Registration Statement.

      Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
      Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on August 8, 2000.

                                          CSX CORPORATION



                                          By: /s/ GREGORY R. WEBER
                                              --------------------------
                                                  Gregory R. Weber
                                                  Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 8, 2000.


         Signature                                    Title
         ---------                                    -----


    /s/ JOHN W. SNOW*               Chairman, President, Chief Executive Officer
    --------------------------      and Director (Principal Executive Officer)
         John W. Snow


    /s/ PAUL R. GOODWIN*            Executive Vice President-Finance and Chief
    --------------------------      Financial Officer (Principal Financial
         Paul R. Goodwin            Officer)


    /s/ JAMES L. ROSS*              Vice President and Controller
    --------------------------      (Principal Accounting Officer)
         James L. Ross


    /s/ ELIZABETH E. BAILEY*        Director
    --------------------------
         Elizabeth E. Bailey


    /s/ H. FURLONG BALDWIN*         Director
    --------------------------
         H. Furlong Baldwin


    /s/ CLAUDE S. BRINEGAR*         Director
    --------------------------
         Claude S. Brinegar


    /s/ ROBERT L. BURRUS, JR.*      Director
    --------------------------
         Robert L. Burrus, Jr.

    /s/ BRUCE C. GOTTWALD*          Director
    --------------------------
         Bruce C. Gottwald


    /s/ JOHN R. HALL*               Director
    --------------------------
         John R. Hall


    /s/ E. BRADLEY JONES*           Director
    --------------------------
         E. Bradley Jones


    /s/ ROBERT D. KUNISCH*          Director
    --------------------------
         Robert D. Kunisch


    /s/ JAMES W. MCGLOTHLIN*        Director
    --------------------------
         James W. McGlothlin


    /s/ SOUTHWOOD J. MORCOTT*       Director
    --------------------------
         Southwood J. Morcott


    /s/ CHARLES E. RICE*            Director
    --------------------------
         Charles E. Rice


    /s/ WILLIAM C. RICHARDSON*      Director
    ---------------------------
         William C. Richardson


    /s/ FRANK S. ROYAL*             Director
    --------------------------
         Frank S. Royal



    *By: /s/ ELLEN M. FITZSIMMONS
         ------------------------
         Ellen M. Fitzsimmons
         Attorney-in-Fact

                                  Exhibit Index
                                  -------------

The following exhibits are filed herewith as part of, or incorporated by reference in, this Registration Statement:

Exhibit No.

    4.1  Amended  and  Restated   Articles  of   Incorporation  of  the  Company
         (incorporated by reference to Exhibit 3.1 to the Company's Form 10-Q (File No. 1-8022) for the fiscal quarter ended June 30, 2000).

    4.2 By-Laws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Company's Form 10-K (File No. 1-8022) for the fiscal year ended December 31, 1999).

    4.3 Rights Agreement, dated as of May 29, 1998, between CSX and Harris Trust Company of New York, as Rights Agent, (incorporated by reference to Exhibit 99.1 to the Company's Registration on Form 8-A (File No. 1-8022) filed May 29, 1998).

    4.4 Amendment No. 1 to the Rights Agreement, dated as of June 27, 2000, between CSX and Harris Trust Company of New York, as Rights Agent, (incorporated by reference to Exhibit 3 to the Company's Registration on Form 8-A/A (File No. 1-8022) filed June 28, 2000).

    5 Opinion and Consent of Ellen M. Fitzsimmons, General Counsel-Corporate of the Company, as to the validity of the Common Stock and Rights offered hereunder.

    23.1 Consent of Ellen M. Fitzsimmons, General Counsel-Corporate of the Company included in the opinion filed as Exhibit 5 hereto.

    23.2 Consent of Ernst & Young LLP, independent auditors.

    23.3 Consent of Ernst & Young LLP and KPMG LLP, independent auditors.

    23.4 Consent of PricewaterhouseCoopers LLP, independent accountants.

    24   Power of Attorney.

    99 CSX Omnibus Incentive Plan (incorporated by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule 14A (File No. 1-8022) filed March 17, 2000).